Exhibit 99.1

MARTIN MARIETTA REPORTS THIRD-QUARTER 2021 RESULTS

Achieved Record Consolidated and Aggregates Revenues and Gross Profit

Growing Product Demand Experienced Enterprise-Wide;

Organic Aggregates Shipments Increased 6 Percent

Successfully Implemented Mid-Year Price Increases in Targeted Markets

Magnesia Specialties Delivered Double-Digit Growth in Revenues and Gross Profit

Lehigh West Region Acquisition Completed on October 1, 2021

RALEIGH, N.C. (November 2, 2021) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the third quarter ended September 30, 2021.

Third-Quarter Highlights

	Quarter Ended September 30,
(In millions, except per share)	2021	2020
Products and services revenues [1]	$1,462.7	$1,240.7
Building Materials business	$1,390.8	$1,185.5
Magnesia Specialties	$71.9	$55.2
Total revenues [2]	$1,557.3	$1,321.4
Gross profit	$441.9	$404.5
Adjusted gross profit [3]	$450.0	$404.5
Earnings from operations [7]	$356.9	$400.6
Adjusted earnings from operations [4]	$372.4	$400.6
Net earnings attributable to Martin Marietta [7]	$254.6	$294.4
Adjusted EBITDA [5,7]	$490.0	$501.7
Earnings per diluted share [7]	$4.07	$4.71
Adjusted earnings per diluted share [6]	$4.25	$4.71

[1]

Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.

[2]	Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
[3]

2021 adjusted gross profit excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. See Appendix to this earnings release for a reconciliation to reported gross profit under generally accepted accounting principles (GAAP).

[4]

2021 adjusted earnings from operations exclude an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and acquisition-related expenses. See Appendix to this earnings release for a reconciliation to reported earnings from operations under GAAP.

[5]

Earnings before interest; income taxes; depreciation, depletion and amortization; the earnings/loss from nonconsolidated equity affiliates; acquisition-related expenses; and an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, or Adjusted EBITDA, is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.

[6]

2021 adjusted earnings per diluted share excludes charges for the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and acquisition-related expenses. See appendix to this earnings release for a reconciliation to reported earnings per diluted share under GAAP.

[7]

2020 earnings from operations, net earnings attributable to Martin Marietta, Adjusted EBITDA and earnings per diluted share included $69.9 million, $54.1 million, $69.9 million and $0.87 per diluted share, respectively, of gains on surplus land sales and divested assets. These gains were nonrecurring in nature.

- MORE -

Ward Nye, Chairman and CEO of Martin Marietta, stated, “Our third-quarter results demonstrate Martin Marietta’s industry-leading performance and disciplined execution of our proven Strategic Operating Analysis and Review (SOAR) plan. We established new quarterly records for revenues, gross profit, Adjusted EBITDA (excluding the $69.9 million of nonrecurring gains in third-quarter 2020) and earnings per diluted share (excluding the $0.87 per share of nonrecurring gains in third-quarter 2020). These strong quarterly results were primarily driven by organic shipment growth, pricing gains and value-enhancing acquisitions, which more than offset higher energy-related costs. Importantly, the year’s first nine months concluded with the best safety performance in our history.

“Martin Marietta is well positioned to capitalize on the secular demand trends across our geographic footprint, including single-family housing strength, expanded federal- and state-level infrastructure investment and light nonresidential recovery. These trends should support growing construction activity and contribute to attractive pricing acceleration for heavy-side building materials. Our overall confidence is augmented by our newly completed acquisition of Lehigh Hanson, Inc.’s West Region business (“Lehigh West Region”), which further enhanced our pipeline of growth opportunities and deep bench of talent at Martin Marietta. This SOAR-aligned, strategic transaction provides attractive new growth platforms for Martin Marietta’s continued geographic expansion, especially in key California and Arizona regions, where we are poised to benefit from favorable market dynamics and accelerating public and private construction activity.”

Mr. Nye concluded, “Underpinned by our record-setting safety, operational and financial performance, we are highly confident about Martin Marietta’s future. Our focus remains on building the safest, best performing and most durable aggregates-led public company. With our steadfast commitment to employee health and safety, disciplined pricing, operational excellence, sustainable business practices and strategy execution, we are confident Martin Marietta will continue delivering attractive growth and superior value for all of our stakeholders as we SOAR to a Sustainable Future.”

- MORE -

Third-Quarter Operating and Financial Results

(All comparisons are versus the prior-year third quarter unless noted otherwise)

Building Materials Business

The Building Materials business achieved record products and services revenues of $1,390.8 million, a 17.3 percent increase, and record product gross profit of $413.1 million, a 7.9 percent increase.

The Building Materials business experienced growing product demand across its three primary end-use markets. However, contractor capacity constraints, including transportation availability and labor shortages, combined with wet weather in several markets, muted third-quarter shipment growth.

Aggregates

Third-quarter aggregates shipments, including shipments from acquired operations, grew 10.2 percent. Acquired operations have selling prices below the Company’s average, which limited pricing growth to 1.2 percent.

On an organic basis, aggregates shipments increased 6.0 percent while pricing increased 2.2 percent, reflecting a higher percentage of lower-priced base stone shipments and opportunistic sales of low-priced excess fill material.

By segment:

♦

East Group total shipments increased 10.1 percent and benefitted from robust construction activity across all three primary end-use markets and shipments from the recently acquired Minnesota-based operations. Pricing increased 0.4 percent, inclusive of acquisitions. On a mix-adjusted basis, East Group pricing grew 2.5 percent.

♦

West Group shipments increased 10.4 percent from strong underlying demand in both Texas and Colorado, improving energy-sector activity and shipments from a recent bolt-on acquisition in Texas. Pricing increased 2.8 percent.

Third-quarter aggregates product gross margin decreased 220 basis points to 34.2 percent, driven primarily by $11.7 million in higher diesel costs and a $5.9 million increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. Excluding the impact of acquisition accounting, adjusted aggregates product gross margin was 34.9 percent.

Cement

Cement shipments increased 4.1 percent, benefitting from robust construction activity throughout the Texas Triangle and improving demand for specialty oil-well cement products. Pricing grew 8.4 percent, or 6.6 percent on a mix-adjusted basis, reflecting periodic price increases.

Cement product gross margin declined 250 basis points to 37.7 percent as higher energy and raw materials costs outpaced shipment and pricing gains.

- MORE -

Downstream businesses

Ready mixed concrete shipments increased 23.2 percent, or 20.5 percent organically, reflecting the healthy Texas and Colorado demand environment. Pricing increased 2.3 percent following the implementation of mid-year price increases in Texas. Product gross margin expanded modestly to 9.8 percent, as volume and pricing growth overcame higher raw material and diesel costs.

Total asphalt shipments increased 115.9 percent as incremental volume from the acquired Minnesota operations more than offset Colorado shipment declines resulting from late-summer liquid asphalt shortages that have since been resolved. Asphalt pricing decreased 1.7 percent, reflecting a higher percentage of lower-priced shipments from the Company’s newly-acquired Minnesota business. Organic pricing increased 1.2 percent. Asphalt and paving products and services gross margin decreased 530 basis points, driven by higher raw material costs and operational disruptions from the Colorado liquid asphalt shortage.

Magnesia Specialties Business

Magnesia Specialties product revenues increased 30.3 percent to a record $71.9 million, driven by improving domestic steel production and global demand for magnesia chemicals products. Product gross margin improved 100 basis points to 39.0 percent as revenue growth more than offset higher costs for energy and contract services.

Consolidated

For comparative purposes, third-quarter 2020 other operating income, net, included $69.9 million of gains on surplus land sales and divested assets. These gains, which were nonrecurring in nature, contributed $0.87 per share to third-quarter 2020 earnings per diluted share.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the nine months ended September 30, 2021 was $780.3 million compared with $684.0 million for the prior-year period.

Cash paid for property, plant and equipment additions for the nine months ended September 30, 2021 was $321.3 million. For the full-year, capital expenditures are expected to range from $475 million to $525 million.

In July 2021, the Company issued $2.5 billion of debt to fund the Lehigh West Region acquisition, which closed on October 1, 2021, and other general corporate purposes. The newly-issued debt reflects a weighted-average interest rate of 2.2 percent.

The Company extended the maturity of its $400 million trade receivable securitization facility by one year to September 21, 2022.

Through dividend payments and share repurchases, the Company returned $109.7 million to shareholders in the first nine months of 2021 and over $1.9 billion since announcing a 20 million share repurchase authorization in February 2015.

As of September 30, 2021, the Company had $2.4 billion of cash, cash equivalents and restricted cash on hand and nearly $1.1 billion of unused borrowing capacity on its existing credit facilities. On October 1, 2021, the Company completed its acquisition of Lehigh West Region for $2.3 billion in cash.

- MORE -

Full-Year 2021 Guidance

Full-year 2021 guidance has been updated to reflect the Company’s year-to-date performance, continuing energy-related cost headwinds, and expected contributions from acquisitions closed in the fourth quarter.

2021 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Products and services revenues [1]	$4,955	$5,050
Gross profit [2]	$1,330	$1,380
Adjusted gross profit [3]	$1,350	$1,400
Selling, general and administrative expenses (SG&A)	$340	$345
Interest expense	$140	$145
Estimated tax rate (excluding discrete events)	20%	22%
Net earnings attributable to Martin Marietta [2]	$680	$735
Adjusted EBITDA [4]	$1,500	$1,550
Capital expenditures	$475	$525

Building Materials Business
Aggregates
Organic volume % growth [5]	1.0%	3.0%
Total volume % growth [6]	4.5%	6.5%
Organic average selling price per ton (ASP) % growth [7]	2.5%	3.5%
Total ASP growth [7]	2.0%	3.0%
Products and services revenues	$2,985	$3,015
Gross profit [2]	$905	$930
Adjusted gross profit [3]	$920	$945

Cement
Products and services revenues	$525	$545
Gross profit [2]	$160	$170

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,580	$1,625
Gross profit [2]	$160	$170
Adjusted gross profit [3]	$165	$175

Magnesia Specialties Business
Products and services revenues	$260	$270
Gross profit	$105	$110

*  Guidance range represents the low end and high end of the respective line items provided above.

[1]	Consolidated products and services revenues exclude $395 million to $405 million related to estimated interproduct sales and exclude freight revenues.
[2]

Ranges do not include estimates for the increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting for the Lehigh West Region transaction.

[3]

Adjusted gross profit is a non-GAAP financial measure and, in each case, excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.

[4]	Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.
[5]	Organic volume % growth range is for organic aggregates shipments, inclusive of internal tons, and is in comparison with organic 2020 shipments of 185.7 million tons.
[6]	Total volume % growth range is for total aggregates shipments, inclusive of internal tons, and is in comparison with total 2020 shipments of 186.5 million tons.
[7]	ASP % growth range is in comparison with 2020 ASP of $14.77 per ton.

- MORE -

Preliminary View of 2022

The Company’s preliminary view of 2022 anticipates organic aggregates shipments to increase in the low-to-mid-single-digits as third-party labor and logistics challenges continue to impact an otherwise robust product demand environment. Martin Marietta remains confident that favorable pricing dynamics will continue, supported by the Company’s locally-driven pricing strategy, and anticipates mid-to-high-single-digit growth in organic aggregates pricing in 2022.

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the accompanying Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its third-quarter 2021 earnings results on a conference call and an online webcast today (November 2, 2021). The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time. For those investors without online web access, the conference call may also be accessed by dialing (970) 315-0423, confirmation number 9967776. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q3 2021 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 30 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Suzanne Osberg

Vice President, Investor Relations

(919) 783-4691

Suzanne.Osberg@martinmarietta.com

MLM-E.

- MORE -

If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, give the investor the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

Third-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties, and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including those posed by the COVID-19 pandemic and implementation of any such related response plans; the fluctuations in COVID-19 cases in the United States and the extent that geography of outbreak primarily matches the regions in which the Company’s Building Materials business principally operates; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impact of the COVID-19 pandemic on the Company’s ability to continue supplying heavy-side building materials and related services at normal levels or at all in the Company’s key regions; the duration, impact and severity of the impacts of the COVID-19 pandemic on the Company, including the markets in which it does business, its suppliers, customers or other business partners as well as on its employees; the economic impact of government responses to the pandemic; the performance of the United States economy, including the impact on the economy of the COVID-19 pandemic and governmental orders restricting activities imposed to prevent further outbreak of COVID-19; shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, most particularly in Texas, Colorado, North Carolina, Georgia, Florida, Iowa, Minnesota and Maryland; the impact of governmental orders restricting activities imposed to prevent further outbreak of COVID-19 on travel, potentially reducing state fuel tax revenues used to fund highway projects; the United States Congress’ inability to reach agreement among themselves or with the Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space, including a decline resulting from economic distress related to the COVID-19 pandemic; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending, particularly in Texas and West Virginia; increasing residential mortgage interest rates and other factors that could result in a slowdown in residential construction; unfavorable weather conditions, particularly Atlantic Ocean and Gulf of Mexico hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; whether the Company’s operations will continue to be treated as “essential” operations under applicable government orders restricting business activities imposed to prevent further outbreak of COVID-19 or, even if so treated, whether site-specific health and safety concerns might otherwise require certain of the Company’s operations to be halted for some period of time; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; increasing governmental regulation, including environmental laws; the failure of relevant government agencies to implement expected regulatory reductions; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

- MORE -

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2020, Martin Marietta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In Millions, Except Per Share Data)
Products and services revenues	$1,462.7	$1,240.7	$3,679.9	$3,321.2
Freight revenues	94.6	80.7	237.7	229.1
Total Revenues	1,557.3	1,321.4	3,917.6	3,550.3

Cost of revenues - products and services	1,021.0	836.1	2,676.9	2,390.9
Cost of revenues - freight	94.4	80.8	239.0	232.0
Total Cost of Revenues	1,115.4	916.9	2,915.9	2,622.9

Gross Profit	441.9	404.5	1,001.7	927.4

Selling, general & administrative expenses	86.0	71.1	248.2	221.0
Acquisition-related expenses	7.4	0.4	18.0	1.2
Other operating income, net	(8.4)	(67.6)	(28.2)	(59.6)
Earnings from Operations	356.9	400.6	763.7	764.8

Interest expense	44.3	28.7	99.9	89.7
Other nonoperating income, net	(5.6)	(4.0)	(23.8)	(5.9)
Earnings before income tax expense	318.2	375.9	687.6	681.0
Income tax expense	63.6	81.5	141.7	143.0
Consolidated net earnings	254.6	294.4	545.9	538.0
Less: Net earnings attributable to noncontrolling interests	—	—	0.2	—
Net Earnings Attributable to Martin Marietta Materials, Inc.	$254.6	$294.4	$545.7	$538.0

Net Earnings Attributable to Martin Marietta Materials, Inc.
Per Common Share:
Basic attributable to common shareholders	$4.08	$4.72	$8.74	$8.63
Diluted attributable to common shareholders	$4.07	$4.71	$8.72	$8.61

Weighted-Average Common Shares Outstanding:
Basic	62.4	62.3	62.4	62.3
Diluted	62.6	62.4	62.6	62.4

Dividends Per Common Share	$0.61	$0.57	$1.75	$1.67

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in Millions)
Total revenues:
Building Materials business:
East Group	$684.1	$549.3	$1,714.4	$1,465.9
West Group	794.8	711.2	1,978.2	1,904.2
Total Building Materials business	1,478.9	1,260.5	3,692.6	3,370.1
Magnesia Specialties	78.4	60.9	225.0	180.2
Total	$1,557.3	$1,321.4	$3,917.6	$3,550.3

Gross profit:
Building Materials business:
East Group	$231.6	$206.3	$542.1	$459.5
West Group	182.8	177.5	377.9	401.5
Total Building Materials business	414.4	383.8	920.0	861.0
Magnesia Specialties	27.0	20.0	81.4	62.1
Corporate	0.5	0.7	0.3	4.3
Total	$441.9	$404.5	$1,001.7	$927.4

Selling, general and administrative expenses:
Building Materials business:
East Group	$26.5	$24.9	$77.0	$74.0
West Group	34.2	34.2	101.1	100.2
Total Building Materials business	60.7	59.1	178.1	174.2
Magnesia Specialties	3.8	3.6	11.1	10.4
Corporate	21.5	8.4	59.0	36.4
Total	$86.0	$71.1	$248.2	$221.0

Earnings (Loss) from operations:
Building Materials business:
East Group	$205.8	$181.4	$465.3	$386.1
West Group	150.6	212.3	284.2	368.2
Total Building Materials business	356.4	393.7	749.5	754.3
Magnesia Specialties	23.1	16.4	69.8	51.2
Corporate	(22.6)	(9.5)	(55.6)	(40.7)
Total	$356.9	$400.6	$763.7	$764.8

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021		2020		2021		2020
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials business:
Products and services:
Aggregates	$857.1		$766.9		$2,231.5		$2,092.1
Cement	132.3		115.6		358.4		331.7
Ready mixed concrete	320.8		254.6		824.5		689.4
Asphalt and paving	195.9		129.8		343.5		254.9
Less: Interproduct sales	(115.3)		(81.4)		(285.1)		(210.9)
Products and services	1,390.8		1,185.5		3,472.8		3,157.2
Freight	88.1		75.0		219.8		212.9
Total Building Materials business	1,478.9		1,260.5		3,692.6		3,370.1
Magnesia Specialties:
Products and services	71.9		55.2		207.1		164.0
Freight	6.5		5.7		17.9		16.2
Total Magnesia Specialties	78.4		60.9		225.0		180.2
Consolidated total revenues	$1,557.3		$1,321.4		$3,917.6		$3,550.3

Gross profit (loss):
Building Materials business:
Products and services:
Aggregates	$292.9	34.2%	$279.1	36.4%	$687.7	30.8%	$640.4	30.6%
Cement	49.9	37.7%	46.5	40.2%	101.3	28.3%	117.2	35.3%
Ready mixed concrete	31.4	9.8%	24.7	9.7%	69.9	8.5%	56.7	8.2%
Asphalt and paving	38.9	19.9%	32.6	25.2%	59.4	17.3%	46.4	18.2%
Subtotal	413.1	29.7%	382.9	32.3%	918.3	26.4%	860.7	27.3%
Freight	1.3	NM	0.9	NM	1.7	NM	0.3	NM
Total Building Materials business	414.4	28.0%	383.8	30.4%	920.0	24.9%	861.0	25.5%
Magnesia Specialties:
Products and services	28.1	39.0%	21.0	38.0%	84.4	40.7%	65.3	39.8%
Freight	(1.1)	NM	(1.0)	NM	(3.0)	NM	(3.2)	NM
Total Magnesia Specialties	27.0	34.4%	20.0	32.8%	81.4	36.2%	62.1	34.5%
Corporate	0.5	NM	0.7	NM	0.3	NM	4.3	NM
Consolidated gross profit	$441.9	28.4%	$404.5	30.6%	$1,001.7	25.6%	$927.4	26.1%

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	September 30,	December 31,
	2021	2020
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$2,381.4	$207.3
Restricted cash	1.7	97.1
Accounts receivable, net	801.9	575.1
Inventories, net	717.5	709.0
Other current assets	98.2	79.8
Property, plant and equipment, net	5,610.5	5,242.3
Intangible assets, net	3,397.8	2,922.0
Operating lease right-of-use assets, net	417.8	453.0
Other noncurrent assets	359.4	295.2
Total assets	$13,786.2	$10,580.8

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$20.1	$—
Current liabilities	581.1	499.3
Long-term debt (excluding current maturities)	5,099.4	2,625.8
Other noncurrent liabilities	1,727.4	1,562.4
Total equity	6,358.2	5,893.3
Total liabilities and equity	$13,786.2	$10,580.8

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30,
	2021	2020
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$545.9	$538.0
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	320.0	292.2
Stock-based compensation expense	33.0	22.4
Gain on divestitures and sales of assets	(26.6)	(71.2)
Deferred income taxes	25.7	24.8
Other items, net	(8.3)	0.8
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(218.0)	(104.5)
Inventories, net	65.1	(22.6)
Accounts payable	66.9	(0.8)
Other assets and liabilities, net	(23.4)	4.9
Net Cash Provided by Operating Activities	780.3	684.0

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(321.3)	(250.8)
Acquisitions, net of cash acquired	(792.9)	(64.0)
Proceeds from divestitures and sales of assets	41.4	141.2
Investments in life insurance contracts, net	13.9	(12.7)
Other investing activities, net	—	(5.4)
Net Cash Used for Investing Activities	(1,058.9)	(191.7)

Cash Flows from Financing Activities:
Borrowings of debt	2,896.6	628.1
Repayments of debt	(400.0)	(777.0)
Payments on financing leases	(7.6)	(2.3)
Debt issuance costs	(6.1)	(2.0)
Distributions to owners of noncontrolling interest	(0.5)	—
Repurchases of common stock	—	(50.0)
Dividends paid	(109.7)	(104.8)
Proceeds from exercise of stock options	1.1	1.4
Shares withheld for employees' income tax obligations	(16.5)	(13.0)
Net Cash Provided by (Used for) Financing Activities	2,357.3	(319.6)
Net Increase in Cash, Cash Equivalents and Restricted Cash	2,078.7	172.7
Cash, Cash Equivalents and Restricted Cash, beginning of period	304.4	21.0
Cash, Cash Equivalents and Restricted Cash, end of period	$2,383.1	$193.7

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2021
	Volume	Pricing	Volume	Pricing
Volume/Pricing variance(1)
East Group	10.1%	0.4%	6.5%	2.4%
West Group	10.4%	2.8%	0.0%	1.9%
Total aggregates operations(2)	10.2%	1.2%	4.1%	2.4%
Organic aggregates operations(3)	6.0%	2.2%	2.0%	2.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Tons in Millions)		(Tons in Millions)
Shipments
East Group	37.1	33.7	95.2	89.4
West Group	19.9	18.1	51.8	51.8
Total aggregates operations(2)	57.0	51.8	147.0	141.2

(1) Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.

(2) Total aggregates operations include acquisitions from the date of acquisition and divestitures through the date of disposal.

(3) Organic aggregates operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period and divestitures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Shipments (in millions)
Aggregates tons - external customers	52.0	48.1	135.2	131.9
Internal aggregates tons used in other product lines	5.0	3.7	11.8	9.3
Total aggregates tons	57.0	51.8	147.0	141.2

Cement tons - external customers	0.7	0.7	1.8	2.0
Internal cement tons used in other product lines	0.4	0.3	1.1	0.9
Total cement tons	1.1	1.0	2.9	2.9

Ready mixed concrete - cubic yards	2.7	2.2	7.2	6.1

Asphalt tons - external customers	2.0	0.3	3.3	0.6
Internal asphalt tons used in road paving business	0.8	1.0	1.5	2.0
Total asphalt tons	2.8	1.3	4.8	2.6

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$14.93	$14.75	$15.08	$14.73
Cement (per ton)	$122.91	$113.41	$120.29	$113.83
Ready mixed concrete (per cubic yard)	$116.75	$114.15	$114.59	$113.75
Asphalt (per ton)	$48.72	$49.56	$48.77	$47.99

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition-related expenses; and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

A Reconciliation of Net Earnings Attributable to Martin Marietta to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in Millions)
Net Earnings Attributable to Martin Marietta	$254.6	$294.4	$545.7	$538.0
Add back:
Interest expense, net of interest income	44.2	28.6	99.6	89.3
Income tax expense for controlling interests	63.6	81.5	141.7	143.0
Depreciation, depletion and amortization and earnings/loss from nonconsolidated equity affiliates	112.1	97.2	314.2	287.5
Acquisition-related expenses	7.4	—	18.0	—
Impact of selling acquired inventory after markup to fair value as a part of acquisition accounting	8.1	—	15.7	—
Adjusted EBITDA	$490.0	$501.7	$1,134.9	$1,057.8

A Reconciliation of the GAAP Measure to 2021 Adjusted EBITDA Guidance Range is as follows:

(Dollars in Millions)	Low Point of Range	High Point of Range
Net earnings attributable to Martin Marietta	$680.0	$735.0
Add back:
Interest expense	145.0	140.0
Taxes on income	185.0	185.0
Depreciation, depletion and amortization expense and noncash earnings/loss from nonconsolidated equity affiliates	445.0	445.0
Acquisition-related expenses	25.0	25.0
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	20.0	20.0
Adjusted EBITDA	$1,500.0	$1,550.0

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted gross profit and adjusted gross margin represent non-GAAP financial measures and exclude the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. Management presents these measures for investors and analysts to evaluate and forecast the Company’s results, as the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting is nonrecurring.

A Reconciliation of Gross Profit in Accordance with GAAP to Adjusted Gross Profit is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in Millions)
Consolidated gross profit in accordance with GAAP	$441.9	$404.5	$1,001.7	$927.4
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	8.1	—	15.7	—
Adjusted consolidated gross profit	$450.0	$404.5	$1,017.4	$927.4

A Reconciliation of Aggregates Product Gross Profit in Accordance with GAAP to Adjusted Aggregates Product Gross Profit and Adjusted Aggregates Product Gross Margin is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in Millions)
Aggregates product gross profit in accordance with GAAP	$292.9	$279.1	$687.7	$640.4
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	5.9	—	12.0	—
Adjusted aggregates product gross profit	$298.8	$279.1	$699.7	$640.4

Aggregates products and services revenues	$857.1	$766.9	$2,231.5	$2,092.1
Adjusted aggregates product gross margin	34.9%	36.4%	31.4%	30.6%

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted earnings from operations and adjusted earnings per diluted share represent non-GAAP financial measures and exclude the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and acquisition-related expenses. Management presents these measures for investors and analysts to evaluate and forecast the Company’s results, as the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and acquisition-related expenses are nonrecurring.

A Reconciliation of Consolidated Earnings from Operations in Accordance with GAAP to Adjusted Consolidated Earnings from Operations is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in Millions)
Consolidated earnings from operations in accordance with GAAP	$356.9	$400.6	$763.7	$764.8
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	8.1	—	15.7	—
Acquisition-related expenses	7.4	—	18.0	—
Adjusted consolidated earnings from operations	$372.4	$400.6	$797.4	$764.8

A Reconciliation of Earnings Per Diluted Share in Accordance with GAAP to Adjusted Earnings Per Diluted Share is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Earnings per diluted share in accordance with GAAP	$4.07	$4.71	$8.72	$8.61
Add back:
Earnings per diluted share impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	0.09	—	0.18	—
Earnings per diluted share impact of acquisition-related expenses	0.09	—	0.22	—
Adjusted earnings per diluted share	$4.25	$4.71	$9.12	$8.61

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Reconciliations of GAAP Measures to 2021 Guidance Ranges are as follows:

2021 Guidance - Consolidated Gross Profit

(Dollars in Millions)	Low Point of Range	High Point of Range
Consolidated gross profit	$1,330.0	$1,380.0
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	20.0	20.0
Adjusted consolidated gross profit	$1,350.0	$1,400.0

2021 Guidance - Aggregates Product Gross Profit

(Dollars in Millions)	Low Point of Range	High Point of Range
Aggregates product gross profit	$905.0	$930.0
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	15.0	15.0
Adjusted aggregates product gross profit	$920.0	$945.0

2021 Guidance - Ready Mixed Concrete and Asphalt and Paving Products and Services Gross Profit

(Dollars in Millions)	Low Point of Range	High Point of Range
Ready mixed concrete and asphalt and paving products and services gross profit	$160.0	$170.0
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	5.0	5.0
Adjusted ready mixed concrete and asphalt and paving products and services gross profit	$165.0	$175.0

- MORE -

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended
	September 30,
	2021	2020
East Group - Aggregates:
Reported average selling price	$15.25	$15.19
Adjustment for unfavorable impact of product, geographic and other mix	0.31
Mix-adjusted ASP	$15.56

Reported average selling price variance	0.4%
Mix-adjusted ASP variance	2.5%

Cement:
Reported average selling price	$122.91	$113.41
Adjustment for favorable impact of product, geographic and other mix	(1.97)
Mix-adjusted ASP	$120.94

Reported average selling price variance	8.4%
Mix-adjusted ASP variance	6.6%

- END -